REGISTRATION NO. 333-74503
 ------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              HUDSON UNITED BANCORP
             (Exact Name of Registrant as Specified in Its Charter)
                            ------------------------

         New Jersey                                  22-2405746
         ----------                                  ----------
(State or Other Jurisdiction             (I.R.S. Employer Identification Number)
of Incorporation)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 236-2600
                                 --------------
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                            ------------------------

                               Kenneth T. Neilson
                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 236-2600
                                 --------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: May 19, 1999

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                            ------------------------
                         CALCULATION OF REGISTRATION FEE

                                       PROPOSED                                     PROPOSED
TITLE OF EACH                MAXIMUM             MAXIMUM                AMOUNT OF
CLASS OF SECURITIES        AMOUNT TO BE       OFFERING PRICE             AGGREGATE       REGISTRATION
TO BE REGISTERED           REGISTERED           PER SHARE*             OFFERING PRICE*      FEE

Common Stock,                3,000,000 shares     $33.66               $100,980,000         $28,073
no par value


* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices reported in the consolidated reporting system on March 15, 1999.

** This fee has already been paid in full with the initial filing of the Registration Statement on Form S-3.

                            ------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

------------------------------------------------------------------------------

           ===========================================================
                                   PROSPECTUS
           ===========================================================
                              HUDSON UNITED BANCORP

                    Customer Appreciation Stock Purchase Plan

                                 (Common Stock)

         By this prospectus, we are offering our customers the one-time opportunity to participate in a Customer Appreciation Stock Purchase Plan. The plan gives eligible customers of Hudson United Bank a simple and convenient way to become Hudson United Bancorp (formerly HUBCO, Inc.) shareholders by purchasing our common stock without paying commissions and at a discount from the market price.

         Customers who participate in the plan will purchase shares through Hudson United's transfer agent, American Stock Transfer & Trust Company. Persons who are not already shareholders will purchase shares through Hudson Trader Investment Services, Inc., a registered broker-dealer. To participate, you should fill out the attached enrollment and authorization form and return it to American Stock Transfer with the appropriate form of payment no earlier than May 19, 1999, when the plan will be initiated, and prior to June 14, 1999, when the plan expires. Forms and payments received before May 19, 1999, will not be accepted. In order to participate in the plan, you must also register for our dividend reinvestment plan, and, participate in that plan, at least initially. If you send in the form and payment, and you are eligible to participate in the Customer Appreciation Stock Purchase Plan, the transfer agent will purchase Hudson United common stock in the open market and hold those shares in "street name" in your dividend reinvestment account. You will not incur brokerage fees or commissions on the purchase of shares, and you will receive a discount from the market price of the shares. The amount of your discount will depend on the length of time you have been our customer. For every full year you have been our customer, you will receive a discount of one percent on your investment, with a cap of ten percent. Although you may invest a maximum of $50,000, the discount only applies to a maximum of 100 shares of stock per customer household. We will limit total discounts under the plan to $1 million, and discounts will be available on a first come-first serve basis. The plan will be terminated once the $1 million discount limit has been reached, and any funds received after that time will be returned to the sender. Hudson United will administer the plan at its own expense.

         This prospectus relates to 3,000,000 shares of Hudson United common stock, no par value. Hudson United common stock is listed on the New York Stock Exchange under the symbol "HU". The price to you of shares purchased under the plan will be the market price at which American Stock Transfer & Trust Company or Hudson Transfer Investment Services purchases the shares, less the appropriate discount.

     ----------------------------------------------------------------------

         These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Commissioner of Banking and Insurance of the State of New Jersey or other governmental agency.

         Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The Customer Appreciation Stock Purchase Plan commences May 19, 1999 and concludes June 14, 1999, subject to earlier termination.

                   The date of this Prospectus is May 5, 1999

                                TABLE OF CONTENTS

                                                                            Page

THE COMPANY....................................................................1
FOR ADDITIONAL INFORMATION ABOUT HUDSON UNITED.................................1
FOR ADDITIONAL INFORMATION ABOUT THE PLAN......................................2
PROCEEDS.......................................................................2
THE CUSTOMER APPRECIATION STOCK PURCHASE PLAN..................................2
         Purpose...............................................................2
         Advantages............................................................3
         Participation.........................................................3
         Administration........................................................4
         Purchases.............................................................5
         Fractional Shares.....................................................6
         Certificates for Shares...............................................6
         Customers' Accounts and Records.......................................6
         Other Information.....................................................6
LEGAL MATTERS..................................................................8
EXPERTS........................................................................8

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that there have been no changes in the affairs of Hudson United Bancorp since the date of this prospectus.


                                   THE COMPANY

         Hudson United Bancorp (formerly HUBCO, Inc.) is a New Jersey corporation and bank holding company. Hudson United's principal operating subsidiary is Hudson United Bank, a full-service commercial bank. Hudson United Bank serves small and mid-sized businesses and consumers through:

o   more than 85 branches in Northern New Jersey,

o more than 45 banking offices in Fairfield, Hartford, Middlesex and New Haven counties in Connecticut, and

o   more than 30 branches in Dutchess, Orange, Putnam and Rockland Counties.

         Hudson United's strategy is to enhance profitability and build market share for its banking subsidiary. Hudson United has completed over 25 acquisitions since 1990, and Hudson United has added over 160 branches and over $6 billion in assets through acquisitions this decade. Hudson United expects to continue its acquisition strategy.

                 FOR ADDITIONAL INFORMATION ABOUT HUDSON UNITED

         Hudson United files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. The SEC maintains a web site at http://www.sec.gov that contains materials filed by Hudson United. You can read and copy these materials at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C.; 7 World Trade Center, Suite 1300, New York, New York; and 500 West Madison Street, Suite 1400, Chicago, Illinois. You can also order copies of these materials, on payment of copying fees, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Hudson United's filings can also be read at the offices of the New York Stock Exchange, on which the Common Stock is listed.

         Important information about Hudson United and its business and finances is incorporated by reference in this prospectus. This means we disclose that information by referring you to other documents separately filed with the SEC. The information incorporated by reference is part of this prospectus, except for information that is superceded by information in this document.

         The SEC filings incorporated by reference are:

         1. Annual Report on Form 10-K for the year ended December 31, 1998.

         2. Quarterly Report on Form 10-Q for quarter ended March 31, 1999.

         3. Current Report filed on Form 8-K dated January 28, 1999, Current Report filed on Form 8-K dated March 29, 1999, Current Report filed on Form 8-K dated April 19, 1999, Current Report on 8-K dated April 21, 1999, Current Report filed on Form 8-K dated April 22, 1999.

         4. The description of the Common Stock contained in Hudson United's Registration Statement on Form 8A filed April 22, 1999.

         As you may know, on April 21, 1999, HUBCO, Inc. changed its name to Hudson United Bancorp. Therefore, if you are searching for relevant documents filed with the SEC, we recommend you conduct your search using both the name Hudson United Bancorp and HUBCO, Inc., to ensure that you find all documents filed with the SEC.

         As long as Hudson United continues to offer the plan, Hudson United also incorporates by reference additional reports, proxy statements, and other documents that Hudson United may file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

         Hudson United will provide each person to whom this prospectus is delivered with a free copy of any or all of the documents incorporated by reference, except for exhibits to those documents (unless the exhibit is specifically incorporated by reference). You can request copies by calling or writing Hudson United Shareholder Services, as follows:

                  Hudson United Bancorp
                  1000 MacArthur Boulevard
                  Mahwah, New Jersey 07430
                  Attention:  D. Lynn Van Borkulo-Nuzzo
                  Telephone:  201-236-2641

                    FOR ADDITIONAL INFORMATION ABOUT THE PLAN

         If you have questions about the plan or need assistance or information about other shareholder matters, call Hudson United Shareholder Services at
(201) 236-2641.

         Employees of Hudson United and its subsidiaries have been instructed not to solicit offers or provide advice in relation to the plan. All questions must be directed to the number above, and not to employees of Hudson United or its subsidiaries. Employees of Hudson United and its subsidiaries may only participate in the offering in ministerial capacities or provide clerical work in effecting sales transactions. Hudson United will rely on, and sales of common stock will be conducted within the requirements of, Exchange Act Rule 3a4-1. No officer, manager, director, or employee of Hudson United or any Hudson United subsidiary will be compensated in connection with the plan.

                                    PROCEEDS

         The plan provides that the shares purchased under the plan will be purchased in the open market, rather than Hudson United issuing new shares. Therefore, Hudson United will not receive any consideration for any shares of common stock purchased under the plan.

                  THE CUSTOMER APPRECIATION STOCK PURCHASE PLAN

         The following questions and answers constitute the plan.

Purpose

         1.    What is the purpose of the plan?

         The plan was created to provide customers of Hudson United's subsidiary bank with a simple and convenient one-time opportunity to invest in shares of Hudson United common stock, without commissions and at a discount, subject to certain limitations. If you participate in the plan, you may thereafter continue to purchase stock through Hudson United's dividend reinvestment plan, in which you will also agree to initially participate. Hudson United's subsidiary bank is Hudson United Bank. Lafayette American and Bank of the Hudson, two former bank subsidiaries of Hudson United, were merged into Hudson United Bank on March 19, 1999.

Advantages

         2. What are the advantages of the plan for the customer?

         A customer will be eligible for a discount from the market value at the time of purchase when purchasing Hudson United common stock through the plan. Also, customers will not have to pay brokerage commissions, service charges or other regular expenses when purchasing the shares through the plan.

Participation

         3. How much of a discount can you expect to receive?

         The amount of the discount that you will receive depends on the amount of money you invest and the length of time you have been a customer of Hudson United Bank or one of the banks which has been acquired by Hudson United and merged with Hudson United Bank. For every full year you have been our customer, you will receive a discount of one percent on your investment, with a cap of ten percent. Although you may invest a maximum of $50,000, the discount only applies to a maximum of 100 shares per customer household. The aggregate discount available to all customers is $1 million and discounts will be available on a first come-first serve basis. The plan will be terminated once the $1 million discount limit has been reached, and any funds received after that time will be returned to the sender.

         4. Who is eligible to participate in the plan?

         You are eligible to participate in the plan if:

o   you have been our customer for more than one year;

o   you are above the age of eighteen;

o   you have not yet purchased Hudson United stock through this plan; and

o no other member of your household has participated or is currently participating in the plan.

         Officers, managers, directors, or employees of Hudson United or any Hudson United subsidiary are not eligible to participate in the plan.

         To be eligible, you must also agree to participate, at least initially, in the Hudson United dividend reinvestment plan, and have your shares held by the transfer agent in "street name" form. You will have the same rights as all other participants in the dividend reinvestment plan. Therefore, we recommend you read the dividend reinvestment plan, because by participating in the Customer Appreciation Stock Purchase Plan, you will agree to abide by the terms of the Dividend Reinvestment Plan.

         You may enroll under the plan in your own name, in the joint name of you and another person, or in your name as custodian or trustee for another person, by so instructing the transfer agent on the authorization form.

         You will be considered our customer for the uninterrupted length of time you have been a customer of Hudson United Bank. We will count the time you have been a customer of Lafayette American Bank, or Bank of the Hudson before they were merged into Hudson United Bank. If you started out as a customer of a bank that was acquired by Hudson United, we will count the period of time you were a customer of the acquired bank for purposes of the applicable discount.

         If it appears to us that a customer is trying to use the plan in a manner that is not in the best interests of Hudson United, then we may reject that customer's attempt to buy shares under the plan and return the customer's payment as promptly as practicable without interest.

         5. How does an eligible customer participate in the plan and make an investment?

         If you wish to participate in the plan, you must complete the enclosed authorization form and submit it to the transfer agent at the address set forth below, together with payment in an acceptable form. (See Question 6 for acceptable forms of payment.) The form must be received by the transfer agent no earlier than May 19, 1999. Any forms or payments received by the transfer agent before May 19 will be returned to the customer.

                  Gerald Ruddy
                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, NY 10005
                  (718) 921-8385

         6. What form of payment may I use to make an investment under the plan?

         The following are acceptable forms of payment:

o   charging your bank account at Hudson United Bank;

o   paying cash;

o   sending a check; or

o   sending a money order.

All checks and money orders should be made payable to American Stock Transfer & Trust Company.

         7. Are limits imposed on the amount a customer may invest?

         Yes. A customer must invest a minimum of $500 to participate in the plan. The maximum investment a customer is permitted to make under the plan is $50,000.

Administration

         8. Who administers and interprets the plan?

         Hudson United will administer and interpret the plan for customers, keep the records of the plan and perform other duties relating to the plan. There are no brokerage fees charged by Hudson United in connection with purchases made pursuant to the plan, and Hudson United absorbs all of the administrative expense of the plan. However, the customer will incur charges upon selling the shares.

         All correspondence to Hudson United relating to the plan should be directed to:

                  D. Lynn Van Borkulo-Nuzzo
                  Hudson United Bancorp
                  1000 MacArthur Boulevard
                  Mahwah, New Jersey 07430
                  (201) 236-2641

         Hudson United has delegated certain of its administrative responsibilities under the plan to its registrar and transfer agent, American Stock Transfer & Trust Company. The transfer agent issues the stock certificates, keeps the records of the shareholder accounts and performs all duties as registrar and transfer agent. All correspondence, questions or other communications regarding the issuance of certificates or customers' accounts should be directed to:

                  Gerald Ruddy
                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, NY 10005
                  (718) 921-8385

         American Stock Transfer & Trust Company also administers Hudson United's dividend reinvestment plan, in which you must also enroll in order to participate in the stock purchase plan. If American Stock Transfer & Trust Company ceases to act as the transfer agent, Hudson United may designate another agent to perform these administrative duties.

Purchases

         9. When will payments be invested?

         Payments that are accompanied with an appropriately completed authorization form will be invested promptly after the transfer agent receives the order together with the funds and discount eligibility is verified, taking into consideration market conditions and aggregating other funds received for investment pursuant to the plan. Funds awaiting transfer will not earn interest.

         10. What is the source of shares purchased under the plan?

         The transfer agent will purchase shares for the plan in the open market. Hudson United stock is traded on the New York Stock Exchange under the symbol "HU".

         11. What will be the price of shares purchased under the plan?

         The transfer agent will execute purchases at the market price, although eligible customers will receive the benefit of the applicable discount.

         12. How many shares of common stock will be purchased?

         The number of shares to be purchased for each customer will depend on the amount that the customer invests, the price of Hudson United's common stock on the date of purchase, and the applicable discount as determined under the plan (see Question 3).

Fractional Shares

         13. Will customers receive fractional shares?

         Yes. Fractional shares will be purchased with any remaining funds that are insufficient to purchase a full share of common stock and be held in the dividend reinvestment plan. Only the dividend reinvestment plan can hold fractional shares. You may instruct the transfer agent to refund any amount in excess of the funds necessary to purchase 100 shares at the applicable discount.

Certificates for Shares

         14. Will stock certificates be issued for shares purchased under the plan?

         No. The transfer agent will hold all shares in convenient "street name" under the dividend reinvestment plan, until you withdraw from the dividend reinvestment plan or request that share certificates be sent to you pursuant to the provisions of the dividend reinvestment plan.

Customers Accounts and Records

         15. What information will I receive?

         After the purchase date, the transfer agent will send you a statement showing the amount of common stock purchased on your behalf, the price at which the shares were purchased, and the applicable discount. You will then receive quarterly statements for as long as you participate in the dividend reinvestment plan.

         The transfer agent will open a dividend reinvestment shareholder account for you if you become a new shareholder by purchasing common stock under the plan. The account will be opened in accordance with your instructions on the authorization form.

Other Information

         16. What are the responsibilities of Hudson United and the transfer agent under this plan?

         In administering the plan, neither Hudson United nor the transfer agent nor any agent of either of them will be liable for any good faith act or omission to act, including any claim of liability (1) arising out of failure to terminate a customer's account upon a customer's death prior to receipt of legally sufficient instructions with respect thereto, or (2) with respect to the prices at which shares are purchased for the customer's account and the times such purchases are made. However, the immediately preceding sentence will not limit any person's rights under the federal securities laws.

         17. Does participation in the plan involve any risk?

         The plan itself creates no additional risk. The risk to customers who participate in the plan is the same as with any other investment in Hudson United common stock. You should understand that Hudson United and the transfer agent do not assure you a profit or protect you against a loss on the shares purchased under the plan.

         18. May the plan be changed or discontinued?

         The plan will be terminated once the $1 million discount limit has been reached, and any funds received after that time will be returned to the sender. In addition, Hudson United reserves the right to suspend or terminate the plan at any time, including in the event of an oversubscription (see Question 19), and to interpret and regulate the plan as it deems necessary or desirable in connection with the operation of the plan. Hudson United also reserves the right to modify the plan.

         All questions as to the validity, form, eligibility and acceptance of investments will be determined solely by Hudson United, and its determinations will be final and binding. No alternative, conditional or contingent investments will be accepted. Hudson United reserves the absolute right to reject any or all investments for any reason. Hudson United also reserves the right to waive any irregularities or conditions. Hudson United's interpretations of the terms and conditions of the plan will be final and binding.

         The plan will expire on June 14, 1999 if it has not been terminated earlier. The plan may be discontinued earlier if 3,000,000 shares are purchased under the plan.

         19. What happens if participation exceeds the 3,000,000 shares Hudson United has available for issuance under the plan?

         If there is an oversubscription to purchase shares under the plan, Hudson United may file a registration statement with the SEC to register additional shares of common stock to cover the oversubscription. However, if Hudson United determines, in its sole discretion, not to register additional shares, Hudson United will promptly suspend participation in the plan and refund the payments made by those customers whose subscriptions were received after all the shares available under the plan had been allocated.

         20. What are the federal income tax consequences of participating in the plan?

         Hudson United believes the following is an accurate summary of the federal income tax consequences of participation in the plan as of the date of this prospectus. This summary may not reflect every possible situation that could result from participation in the plan and, therefore, we suggest you consult your own tax advisor.

         Discounts paid by Hudson United to the transfer agent and brokerage commissions paid by Hudson United on a plan paricipant's behalf in connection with the purchase of shares are treated as distributions to the participant, subject to federal income tax. However, the amounts paid for discounts and brokerage commissions are includable in the cost basis of shares purchased. An IRS Form 1099 sent to participants and the IRS, as required, will show these amounts paid on their behalf.

         The above rules may not be applicable to certain participants in the plan, such as tax-exempt entities (e.g., pension funds and IRAs) and foreign shareholders. These particular participants should consult their own tax advisors.

         For participants in the plan whose dividends are subject to U.S. backup withholding, the transfer agent will reinvest dividends less the amount of tax required to be withheld. For foreign shareholders whose dividends are subject to U.S. federal tax withholding, the transfer agent will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in U.S. withholding tax is the responsibility of the shareholder.

         21. What is the tax treatment of dividends received by a customer with respect to shares purchased by the customer pursuant to the plan?

         Generally, all cash dividends, including those paid in the dividend reinvestment plan and used to purchase Hudson United stock, will be treated as dividends and will be taxable as ordinary income to the shareholder. An IRS Form 1099, which is sent to each shareholder annually, will indicate the total amount of dividends paid to such shareholder.

         22. What is the tax treatment of any payment received by a customer upon the sale of shares purchased by the customer pursuant to the plan?

         A customer who receives any payment for the sale of shares purchased by the customer pursuant to the plan will recognize either short-term or long-term capital gain or loss, depending on the customer's particular circumstances, the tax basis of the customer's shares and the period of time he or she has held his or her shares.

         You  should   consult  your  own  tax  advisor  to  determine  the  tax
consequences of participating in the plan.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby has been passed upon for Hudson United by Pitney, Hardin, Kipp & Szuch, Florham Park, New Jersey. Attorneys in the law firm of Pitney, Hardin, Kipp & Szuch beneficially own approximately 1,500 shares of the Company's Common Stock as of March 15, 1999.

                                     EXPERTS

         The consolidated financial statements and schedules included in Hudson United's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated by reference in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth all expenses payable by Hudson United in connection with the sale of the common stock being registered:

  Registration                                              $28,073
  Printing expenses                                         $10,000
  Legal fees and expenses                                   $25,000
  Accounting fees and expenses                              $10,000
  Miscellaneous                                              $1,927
                                            ==               ======

      Total                                                 $75,000


Item 15.  Indemnification of Directors and Officers

    (a) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit.
Article X of the Hudson United's certificate of incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by New Jersey law.

    (b)  Indemnification  of Directors,  Officers,  Employees and Agents.  Under
Article VI of its certificate of incorporation, Hudson United must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

    (c) Insurance. The Company maintains insurance policies insuring the Company's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.



Item 16.  Exhibits

         The following exhibits are filed herewith or incorporated by reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

4-1      Customer Appreciation Stock Purchase Plan (see Prospectus).

4-2 Amended and Restated Certificate of Incorporation of Hudson United Bancorp, as amended, filed as Exhibit 99.1 to Current Report filed on Form 8-K dated April 21, 1999.

4-3 By-Laws of Hudson United, as amended and restated -- filed as Exhibit 3(b) to Hudson United's Annual Report on Form 10-K for 1996.

5        Opinion of Pitney, Hardin, Kipp & Szuch.*

23-1     Consent of Arthur Andersen LLP.

23-2     Consent of Pitney, Hardin, Kipp & Szuch (incorporated in Exhibit 5).*

24       Power of Attorney for Directors and Executive Officers.*

99-1     Authorization and Enrollment Form.*

99-2     Dividend Reinvestment Plan.*

*        Previously filed.

Item 17. Undertakings

         (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Mahwah, State of New Jersey, on the 5th day of May, 1999.

                                  HUDSON UNITED BANCORP

                                  By:  KENNETH T. NEILSON
                                       ----------------------------------------
                                       Kenneth T. Neilson, Chairman, President,
                                       and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                                     Title                              Date

                                                     Chairman, President, Chief
                                                   Executive Officer and Director
KENNETH T. NEILSON                                 (Principal Executive Officer)      May 5, 1999
-------------------------------------------
(Kenneth T. Neilson)



ROBERT J. BURKE*                                              Director                May 5, 1999
-------------------------------------------
(Robert J. Burke)



DONALD P. CALCAGNINI*                                         Director                May 5, 1999
-------------------------------------------
(Donald P. Calcagnini)



                                                              Director                May ___, 1999
-------------------------------------------
(Joan David)



                                                              Director                May ___, 1999
-------------------------------------------
(Noel deCordova, Jr.)



THOMAS R. FARLEY*                                             Director                May 5, 1999
-------------------------------------------
(Thomas R. Farley)




-------------------------------------------
(Bryant Malcolm)                                              Director                May ___, 1999



W. PETER McBRIDE*                                             Director                May 5, 1999
-------------------------------------------
(W. Peter McBride)



                                                              Director                May ___, 1999
-------------------------------------------
(Charles F.X. Poggi)



DAVID A. ROSOW*                                               Director                May 5, 1999
-------------------------------------------
(David A. Rosow)



JAMES E. SCHIERLOH*                                          Director                 May 5, 1999
-------------------------------------------
(James E. Schierloh)



                                                              Director                May ___, 1999
-------------------------------------------
(Sister Grace Frances Strauber)



JOHN TATIGIAN*                                                Director                May 5, 1999
-------------------------------------------
(John Tatigian)


                                                    Executive Vice President and
JOSEPH F. HURLEY*                                      Chief Financial Offer          May 5, 1999
-------------------------------------------
(Joseph F. Hurley)



RICHARD ALBAN*                                               Controller               May 5, 1999
-------------------------------------------
(Richard Alban)



By: D. LYNN VAN BORKULO-NUZZO
    ------------------------------------------------
    D. Lynn Van Borkulo-Nuzzo (as attorney in fact)*

                               INDEX TO EXHIBITS

4-1      Customer Appreciation Stock Purchase Plan (see Prospectus).

4-2 Amended and Restated Certificate of Incorporation of Hudson United Bancorp, as amended, filed as Exhibit 99.1 to Current Report filed on Form 8-K dated April 21, 1999.

4-3 By-Laws of Hudson United, as amended and restated -- filed as Exhibit 3(b) to Hudson United's Annual Report on Form 10-K for 1996.

5        Opinion of Pitney, Hardin, Kipp & Szuch.*

23-1     Consent of Arthur Andersen LLP.

23-2     Consent of Pitney, Hardin, Kipp & Szuch (incorporated in Exhibit 5).*

24       Power of Attorney for Directors and Executive Officers.*

99-1     Authorization and Enrollment Form.*

99-2     Dividend Reinvestment Plan.*

*        Previously filed.